UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 10, 2014

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365	2201 Park Place, Suite 101 El Segundo, CA 90245	98-0434104
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(310) 643-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, the Registrant announced the appointment of Pat O’Brien as a member of the Registrant’s board of directors.

Mr. O’Brien, age 67, is a seasoned executive and business advisor with diverse international experience in private and public companies with an emphasis on financial analysis and business development. He currently serves as the Managing Director & Principal of Granville Wolcott Advisors, a company he formed in 2009 which provides business consulting, due diligence and asset management services for public and private clients. From 2005 to 2009, Mr. O’Brien was a Vice President - Asset Management for Bental-Kennedy Associates Real Estate Counsel where he represented pension fund ownership interests in hotel real estate investments nationwide. Mr. O’Brien also serves on the board of directors of Livevol, Inc., a private company that is a leader in equity and index options technology, and Merriman Holdings, Inc. (OTCQX: MERR), an institutional broker-dealer with an investment banking, corporate servicing practice and a Digital Capital Platform. Mr. O’Brien previously served as a member of the board of directors of Factory Card & Party Outlet (FCPO, NASDAQ) until its sale to AAH Holdings. Mr. O’Brien is a graduate of the Eli Broad College of Business at Michigan State University with a BA in Hotel Management.

Prior to his appointment as a member of the board of directors, Mr. O’Brien had no material relationship with the Registrant. Mr. O’Brien has no family relationships with any of the Registrant’s other directors or executive officers.

On March 10, 2014, the Registrant issued a press release announcing the appointment of Mr. O’Brien as a member of its board of directors. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release entitled “Ironclad Performance Wear Appoints New Director” dated March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR CORPORATION

Date:	March 10, 2014	By:	/s/ Thomas Kreig
Thomas Kreig,
Senior Vice President of Finance